Exhibit 99.1

FOR IMMEDIATE RELEASE

March 1, 2011

Investor Contact: Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media Contacts: Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

WALTER ENERGY TO NAME WESTERN COAL CEO CALDER AS ITS CHIEF EXECUTIVE OFFICER;

WESTERN COAL NOMINATES THREE TO SERVE ON WALTER ENERGY BOARD OF DIRECTORS

(TAMPA, Fla.) - Walter Energy (NYSE: WLT), a leading U.S. producer and exporter of premium hard coking coal for the global steel industry, announced today that it would name Western Coal’s (TSX: WTN) (TSX: WTN.WT) (AIM: WTN) Chief Executive Officer Keith Calder, 49, chief executive officer of Walter Energy, effective upon the closing of the acquisition of Western Coal by Walter Energy, which is expected to be completed April 1, 2011. Calder would succeed Walter Energy Interim CEO Joe Leonard. Leonard will continue as interim CEO through the closing and will continue to serve as a member of the Walter Energy Board of Directors.

“Keith Calder has done an outstanding job in a very short period of time delivering tremendous value to shareholders of Western Coal. Our expectation is that he will continue this track record in his new role as chief executive officer of Walter Energy,” said Walter Energy Chairman Michael T. Tokarz. “Keith joins us with extensive experience in global mining operations at a transformational time for Walter Energy. Upon closing of the transaction, Walter Energy will be the leading, publicly traded, “pure play” metallurgical coal producer in the world. We are uniquely positioned for growth and to leverage our experience and our prospects to continue delivering exceptional value to our shareholders.”

Calder said, “I am thrilled with this opportunity. Our combined company, with Western Coal’s growth prospects and Walter Energy’s premium coking coal and excellent track record of financial performance, has a very bright future ahead of it. I look forward to working with Mike, Joe and the rest of the Walter Energy Board and the combined staff in completing this important transaction.”

Prior to joining Western Coal, Calder served as Managing Director of Rio Tinto’s Copper Projects where he had overall responsibility for the execution of a global portfolio of open-pit and underground base metals and diamond projects with more than $20 billion in capital expenditures. He managed a globally diverse team of more than 400 professionals and 2,000 staff and contractors as part of the strategic plan for the Copper and Diamonds Group within Rio Tinto. He joined Rio Tinto by way of the Minera Group, as the operations director for its mines in Bolivia and Argentina. Upon joining Rio Tinto, he progressed through its ranks with a series of responsibilities as operations director in Portugal (Neves Corvo), project engineer in Spain (Las Cruces), project director in South Africa (Palabora), managing director in Australia (North Parkes) and then led a task force on strategic mine planning in London. Calder holds a degree in Mining Engineering from Michigan Technical University.

New Board Members Nominated

Walter Energy also said that Western Coal has nominated Calder, David R. Beatty, O.B.E. and Graham Mascall to serve on the Walter Energy Board of Directors, effective upon the closing of the acquisition of Western Coal by Walter Energy.

Beatty joined Western Coal’s Board of Directors as non-executive Chairman in 2010. He is the Professor of Strategic Management for the Rotman School of Management and the Conway Director for the Clarkson Centre for Business Ethics & Board Effectiveness at the University of Toronto. He was the former Managing Director of the Canadian Coalition for Good Governance, is Honorary Consul to Canada for the Government of Papua New Guinea, and in 1993 was awarded the Order of the British Empire (O.B.E.). In addition to his role with Western Coal, Beatty is Chairman of Inmet Mining Corporation and also serves on the Board of Directors of the Bank of Montreal and FirstService Corporation. He is a graduate in economics from the University of Toronto, Trinity College, (1965) and was a Nuffield Scholar at the University of Cambridge, Queens’ College, where he obtained a M.A. (1967).

Mascall joined the Board of Western Coal Corp. in 2010. He is currently CEO of Ncondezi Coal Company Ltd, which has coal assets in Mozambique, director of Gemfields Resources plc and London Mining plc. From 2003 until April 2010, he was a Director of Caledon Resources plc which owns coal mining operations in Australia and from 2006 to 2009 he was the CEO of Lubel Coal (UK) Ltd, a privately held coal development company active in the Ukraine. Mascall also held senior executive positions with Billiton plc and Outokumpu Metals and Resources International Limited and with investment banks such as Deutsche Morgan Grenfell and Barclays Bank. He earned a Master of Engineering, Mineral Economics (1972) from McGill University, Montreal, Canada and a Mining Engineer degree (1969) from the Camborne School of Mines in Cornwall, UK.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.6 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WLT